UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021 (September 17, 2021)

JAMF HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)

(612) 605-6625

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 1.01	Entry into a Material Agreement.

On September 17, 2021, Jamf Holding Corp. (the “Company”) completed its previously announced private offering of $325.0 million aggregate principal amount of 0.125% Convertible Senior Notes due 2026 (the “Notes”), including the exercise in full of the initial purchasers’ option to purchase up to an additional $48.75 million aggregate principal amount of the Notes. The Notes were issued pursuant to an indenture, dated September 17, 2021 (the “Indenture”), among the Company, JAMF Software, LLC, as subsidiary guarantor, and U.S. Bank National Association, as trustee.

The Notes are general senior, unsecured obligations of the Company and will mature on September 1, 2026, unless earlier converted redeemed, or repurchased. The Notes will bear interest at a rate of 0.125% per year, payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2022.

JAMF Software, LLC, a wholly-owned subsidiary of the Company (the “subsidiary guarantor”) unconditionally guaranteed the Company's payment obligations under the Notes (the “subsidiary guarantee”). The subsidiary guarantee ranks equally in right of payment with all existing and future liabilities of the subsidiary guarantor that are not subordinated. The subsidiary guarantee effectively ranks junior to any secured indebtedness of the subsidiary guarantor to the extent of the value of the assets securing such indebtedness. In addition, the subsidiary guarantor has, and may in the future have, secured indebtedness which would cause the Notes to be effectively junior in right of payment to any such secured indebtedness to the extent of the value of the assets securing such indebtedness. Under the terms of the full and unconditional guarantee, holders of the Notes are not required to exercise their remedies against the Company before they proceed directly against the subsidiary guarantor. The Indenture limits the subsidiary guarantor's ability to consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of it and its subsidiaries, taken as a whole, to, another person (other than the Company), subject to certain exceptions.

The subsidiary guarantee will be automatically released:

(1)	in connection with any sale, conveyance or transfer of all or substantially all of the consolidated properties and assets of the subsidiary guarantor and its subsidiaries, taken as a whole (including by way of consolidation or merger) (other than to the Company);

(2)	in connection with any sale, disposition or transfer of all of the capital stock of the subsidiary guarantor to a person (other than to the Company); or

(3)	upon satisfaction and discharge of the Indenture as provided therein.

The obligations of the subsidiary guarantor under the subsidiary guarantee will be limited as necessary to prevent the subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding March 1, 2026, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; and (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after March 1, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date (September 1, 2026), holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing conditions. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 20.0024 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $49.99 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 40.0% to the last reported sale price of the Company’s common stock on The Nasdaq Global Select Market on September 14, 2021. The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption in respect of the Notes, the Company will, under certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes (or any portion thereof) in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be.

The Company may not redeem the Notes prior to September 6, 2024. The Company may redeem for cash all or any portion of the Notes, at its option, on or after September 6, 2024, if the last reported sale price of the common stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $50 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the date of the relevant notice of redemption. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require, subject to certain conditions and exceptions, the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or its significant subsidiaries after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•	default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;

•	failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change, and such failure continues for two business days or (ii) notice of certain specified corporate events, and such failure continues for one business day;

•	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•	failure by the Company to comply with any of the other agreements in the Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;

•	default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20,000,000 (or its foreign currency equivalent), in the aggregate of the Company and/or any of the Company’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture;

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries; and

•	except as permitted by the Indenture, the subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the subsidiary guarantor, or any person acting on its behalf, shall deny or disaffirm its obligation under the subsidiary guarantee.

If certain bankruptcy or insolvency-related events of default occur, the principal of, and accrued and unpaid interest, on, all of the then-outstanding Notes shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid additional interest, on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such documents).

The Company’s net proceeds from this offering were approximately $361.4 million after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used (i) approximately $250.0 million of the net proceeds from this offering to repay the Company’s term loan facility entered into in connection with the acquisition of Wandera, Inc. and to pay any associated prepayment penalties and accrued and unpaid interest to the date of repayment, (ii) approximately $36.0 million of the net proceeds from this offering to fund the cost of entering into the Capped Calls (as defined and described below), and (iii) the remainder of the net proceeds for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions.

On September 14, 2021, concurrently with the pricing of the Notes, and on September 17, 2021, concurrently with the initial purchasers’ exercise of their option to purchase additional Notes, the Company also entered into privately negotiated capped call transactions (the “Capped Calls”) with Barclays Bank PLC, through its agent Barclays Capital Inc., Bank of America, N.A., Bank of Montreal, through its agent BMO Capital Markets Corp., Nomura Global Financial Products Inc., and Royal Bank of Canada, represented by RBC Capital Markets, LLC (collectively, the “Counterparties”). The Capped Calls each have an initial strike price of approximately $49.99 per share, subject to certain adjustments, which corresponds to the initial conversion price of the Notes. The Capped Calls have initial cap prices of $71.42 per share, subject to certain adjustments. The Capped Calls cover, subject to anti-dilution adjustments, approximately 7.5 million shares of the Company’s common stock. The Capped Calls are generally intended to reduce or offset the potential dilution to the common stock upon any conversion of the Notes with such reduction or offset, as the case may be, subject to a cap based on the cap price. The Company paid approximately $36.0 million from the net proceeds from the issuance and sale of the Notes to purchase the Capped Calls. The Capped Calls are subject to either adjustment or termination upon the occurrence of specified extraordinary events affecting the Company, including a merger event; a tender offer; and a nationalization, insolvency or delisting involving the Company. In addition, the Capped Calls are subject to certain specified additional disruption events that may give rise to terminations of the Capped Calls, including changes in law; failures to deliver; and hedging disruptions.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Capped Calls, a form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain initial purchasers under the purchase agreement and Counterparties under the confirmations entered into in connection with the Capped Calls, or their affiliates, have engaged in, and may in the future engage in, other commercial dealings with the Company or its affiliates in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for those transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1934, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated September 14, 2021 by and among the Company and the initial purchasers. The aggregate discount to the initial purchasers was approximately $10.3 million.

The maximum shares of common stock initially issuable under the Notes is 10,466,234.

The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Company’s common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Company’s common stock.

Item 8.01	Other Events.

On September 13, 2021, the Company issued a press release announcing the launch of its offering of $325.0 million aggregate principal amount of Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release announcing the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 14, 2021, the Company issued a press release announcing the pricing of its offering of $325.0 million aggregate principal amount of Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release announcing the offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

4.1	Indenture, dated September 17, 2021, among Jamf Holding Corp., JAMF Software, LLC and U.S. Bank National Association
4.2	Form of 0.125% Convertible Senior Note due 2026 (included in Exhibit 4.1)
10.1	Form of Capped Call Confirmation
99.1	Press Release dated September 13, 2021
99.2	Press Release, dated September 14, 2021
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.

Date: September 20, 2021	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer